UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 10, 2019

Enviva Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 Wisconsin Ave, Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 657-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	EVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On December 10, 2019, Enviva Partners, LP (the “Partnership”) and its wholly owned subsidiary, Enviva Partners Finance Corp. (together with the Partnership, the “Issuers”) entered into a purchase agreement (the “Purchase Agreement”) by and among the Issuers, the subsidiary guarantors party thereto, and Barclays Capital Inc., as representative of the initial purchasers listed in Schedule 1 thereto (collectively, the “Initial Purchasers”), pursuant to which the Issuers agreed to issue and sell to the Initial Purchasers $50,000,000 in aggregate principal amount of the Issuers’ 6.500% Senior Notes due 2026 (the “Additional Notes”) at an offering price of 103.50% of the principal amount, which implies an effective yield to maturity of approximately 5.8%. The Additional Notes were issued as additional notes under the indenture dated December 9, 2019, entered into among the Issuers, the Guarantors (as defined below), and Wilmington Trust, National Association, as trustee (the “Indenture”), pursuant to which the Issuers issued $550.0 million in aggregate principal amount of 6.500% senior unsecured notes due 2026 on December 9, 2019 (the “Initial Notes” and, together with the Additional Notes, the “Notes”). The Additional Notes have identical terms, other than the issue date and issue price, as the Initial Notes, and the Notes will be treated as a single class of securities under the Indenture. The closing of the issuance and sale of the Additional Notes and the Guarantees occurred on December 12, 2019.

The Notes are guaranteed (the “Guarantees”) jointly and severally initially on a senior unsecured basis by the Partnership’s existing subsidiaries (excluding Enviva Partners Finance Corp.) that guarantee its senior secured revolving credit facility, and may be guaranteed by certain future restricted subsidiaries (collectively, the “Guarantors”).

The Partnership received net proceeds of approximately $51.1 million from the offering after deducting the Initial Purchasers’ discounts and commissions and its estimated offering expenses. The Partnership intends to use the net proceeds of the offering to repay borrowings under its senior secured revolving credit facility.

The Additional Notes and the Guarantees were issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereunder. The Initial Purchasers intend to resell the Additional Notes and Guarantees only (i) inside the United States to “qualified institutional buyers,” as defined in Rule 144A (“Rule 144A”) under the Securities Act in private sales exempt from registration under the Securities Act in accordance with Rule 144A and (ii) to other eligible purchasers outside the United States pursuant to offers and sales within the meaning of and in accordance with Regulation S under the Securities Act. The Additional Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Purchase Agreement contains customary representations, warranties, and covenants by the Issuers and the Guarantors and includes the terms and conditions for the sale of the Additional Notes and the Guarantees, indemnification (including indemnification for liabilities under the Securities Act) and contribution obligations, and other terms and conditions customary in agreements of this type.

Certain of the Initial Purchasers or their affiliates perform, have performed, and may in the future perform commercial and investment banking and advisory services for the Issuers from time to time for which they would receive and have received customary compensation. In particular, affiliates of certain of the Initial Purchasers are lenders under the Partnership’s senior secured credit facilities and therefore may receive their pro rata share of any proceeds from the sale of the Additional Notes that are used to repay borrowings under the Partnership’s senior secured credit facilities. The Initial Purchasers may, from time to time, engage in transactions with and perform services for the Partnership in the ordinary course of their business, for which they will receive fees and expenses.

In addition, the Issuers and the Guarantors have agreed with the Initial Purchasers not to offer or sell any debt securities issued or guaranteed by the Issuers or any of the Guarantors and having a tenor of more than one year for a period of 90 days after the date of the Purchase Agreement without the prior consent of Barclays Capital Inc.

The summary of the Purchase Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Purchase Agreement is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 10, 2019, the Partnership issued a news release announcing that the Issuers intend to offer the Additional Notes in a private placement to eligible purchasers in a follow-on offering to their previous offering of $550.0 million in aggregate principal amount of the Issuers’ 6.500% senior unsecured notes due 2026. Additionally, on December 10, 2019, the Partnership issued a press release announcing the pricing of the Additional Notes at 103.50% of the principal amount, plus accrued interest from December 9, 2019. Copies of the news releases are attached hereto as Exhibits 99.1 Exhibit 99.2, respectively, and are incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, of this Current Report on Form 8-K is being “furnished” and shall not be deemed to be “filed” by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Neither press release shall constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes or Guarantees in any state in which the offer, solicitation, or sale of such securities would be unlawful prior to the registration or qualification thereof under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of December 9, 2019, by and among Enviva Partners, LP, Enviva Partners Finance Corp., the subsidiary guarantors party thereto, and Wilmington Trust, National Association, as trustee (incorporated by reference herein to Exhibit 4.1 to the Partnership’s Form 8-K filed on December 9, 2019, File No. 001-37363).
4.2	Form of 6.500% Senior Notes due 2026 (included in Exhibit 4.1).
10.1	Purchase Agreement, dated as of December 10, 2019, by and among Enviva Partners, LP, Enviva Partners Finance Corp., the subsidiary guarantors party thereto, and Barclays Capital Inc., as representative of the initial purchasers named therein.
99.1	Press release titled “Enviva Partners, LP Announces Tack-On Offering of $50 Million of 6.5% Senior Notes Due 2026,” dated December 10, 2019.
99.2	Press release titled “Enviva Partners, LP Announces Pricing of $50 Million Tack-On Offering of Senior Notes,” dated December 10, 2019.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA PARTNERS, LP

	By:	Enviva Partners GP, LLC, its general partner
Date: December 12, 2019
	By:	/s/ Jason E. Paral
	Name:	Jason E. Paral
	Title:	Vice President, Associate General Counsel and Secretary

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